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                                 EXHIBIT 99.1

                    1994 Stock Option/Stock Issuance Plan

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                          CORAM HEALTHCARE CORPORATION
                     1994 STOCK OPTION/STOCK ISSUANCE PLAN

                            AS AMENDED JULY 28, 1994

                                  ARTICLE ONE

                                    GENERAL


 I.  PURPOSE OF THE PLAN

   A. This 1994 Stock Option/Stock Issuance Plan (the "Plan") is intended to promote the interests of Coram Healthcare Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors or the board of directors of any parent or subsidiary corporation and (iii) those consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

   B. The Plan shall be implemented in connection with the reorganization of the Constituent Corporations to be effected pursuant to the Agreement and Plan of Merger dated as of February 6, 1994, as amended as of May 25, 1994.
Pursuant to such reorganization, each of the Constituent Corporations shall merge with a wholly-owned subsidiary of the Corporation and thereby become a separate operating subsidiary of the Corporation, and all of the outstanding shares of the common stock of each such Constituent Corporation shall be converted into shares of the Corporation's common stock. The Plan shall become effective immediately with the consummation of the mergers contemplated by such reorganization, and the effective date of those mergers shall serve as the Effective Date of the Plan.

II.  DEFINITIONS

   A.  For purposes of the Plan, the following definitions shall be in effect:

   BOARD:  the Corporation's Board of Directors.

   CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:





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   -   the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

   -   a change in the composition of the Board over a period of thirty-six
  (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board.

   CODE:  the Internal Revenue Code of 1986, as amended.

   COMMON STOCK: shares of the Corporation's common stock, par value $0.001 per share.

   CONSTITUENT CORPORATIONS: Curaflex Health Services, Inc., a Delaware corporation; HealthInfusion, Inc., a Florida corporation; Medisys, Inc., a Delaware corporation, and T2 Medical, Inc., a Delaware corporation. Each of the Constituent Corporations shall become a separate wholly-owned operating subsidiary of the Corporation pursuant to the Agreement and Plan of Merger to be submitted to stockholder approval at a special stockholders meeting to be held separately by each Constituent Corporation on July 8, 1994.

   CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

   - a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

   - the sale, transfer or other disposition of all or substantially all of the assets of the Corporation (including the capital stock of the Corporation's subsidiary corporations) in complete liquidation or dissolution of the Corporation, or





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   -   any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

   EFFECTIVE DATE: the date on which each of the Constituent Corporations will merge into a wholly-owned subsidiary of the Corporation in accordance with the Agreement and Plan of Merger dated as of February 6, 1994, as amended as of May 25, 1994 is consummated.

   EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

   EXERCISE DATE: the date on which the Corporation shall have received written notice of the option exercise.

   FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

   - The Fair Market Value per share of Common Stock on any relevant date under the Plan other than the Effective Date shall be the closing selling price per share on the date in question on the New York Stock Exchange, as such price is reported on the composite tape of transactions on such exchange. If there is no reported closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

   - The Fair Market Value per share of Common Stock subject to any stock option grants made under the Plan on the Effective Date shall be deemed to be equal to the average closing selling price per share of the Common Stock on the New York Stock Exchange for the five (5) consecutive trading day period commencing with the Effective Date.

   HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the following transaction:

   - the direct or indirect acquisition by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined





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  voting power of the Corporation's outstanding securities  pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, and

   - more than fifty percent (50%) of the acquired securities are accepted from holders other than the officers and directors of the Corporation subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

   INCENTIVE OPTION:  a stock option which satisfies the requirements of Code
Section 422.

   INVOLUNTARY TERMINATION: the termination of the Service of any Optionee or Participant which occurs by reason of:

   - such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

   - such individual's voluntary resignation following (i) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non- discretionary and objective-standard incentive payment or bonus award) by more than five percent (5%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

   MISCONDUCT: the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Corporation in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation or any parent or subsidiary may consider as grounds for the dismissal or discharge of any Optionee, Participant or other individual in the Service of the Corporation.

   NEWLY ISSUED SHARES: shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock.

   1934 ACT:  the Securities and Exchange Act of 1934, as amended.

   NON-STATUTORY OPTION: a stock option not intended to meet the requirements of Code Section 422.





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   OPTIONEE:  any person to whom an option is granted under the Discretionary
Option Grant or Automatic Option Grant Program in effect under the Plan.

   PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

   PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

   PLAN ADMINISTRATOR: the particular entity, whether the Primary Committee, any secondary committee or the Board, which is authorized (either pursuant to the express provisions of the Plan or by resolution of the Board) to exercise administrative discretion under the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible individuals, to the extent such entity is acting within the scope of its administrative authority under such programs with respect to those individuals over which it has jurisdiction.

   PRIMARY COMMITTEE: a committee of two (2) or more non-employee Board members appointed by the Board.

   SERVICE: the provision of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

   TAKE-OVER PRICE: the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

   TREASURY SHARES: shares of Common Stock reacquired by the Corporation and held as treasury shares.

   B. The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

     Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken





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  chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

     Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in any other corporation in such chain.

III.  STRUCTURE OF THE PLAN

A.  Stock Programs.  The Plan shall be divided into four separate components:

   - The Discretionary Option Grant Program, under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two.

   - The Automatic Option Grant Program, under which non-employee Board members shall automatically receive special option grants at periodic intervals to purchase shares of Common Stock in accordance with the provisions of Article Three.

   - The Stock Issuance Program, under which eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than eighty-five percent (85%) of their Fair Market Value at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives.

   B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Six shall apply to the Discretionary Option Grant, Automatic Option Grant and Stock Issuance Programs and shall accordingly govern the interests of all individuals under the Plan.

IV.  ADMINISTRATION OF THE PLAN

   A. The Plan shall be administered in accordance with the following provisions:





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     -   The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to those individuals subject to the short-swing profit restrictions of the Federal securities laws. No Board member shall be eligible to serve on the Primary Committee if such individual has, within the twelve (12)-month period immediately preceding the date such individual is to be appointed to the Primary Committee, received an option grant or stock issuance under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation), other than pursuant to the Automatic Option Grant Program specified in Article Three or any similar automatic option grant programs in effect for the non-employee directors of the Constituent Corporations prior to the Effective Date.

     - Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other individuals eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a secondary committee of two (2) or more Board members appointed by the Board, or the Board may retain the power to administer those programs with respect to all individuals who are not subject to the short-swing profit restrictions of the Federal securities laws. The membership of any secondary committee may include Board members who are Employees eligible to receive option grants or stock issuances under this Plan or any other stock option, stock appreciation, stock bonus or other stock plan of the Corporation (or any parent or subsidiary corporation).

     - Members of the Primary Committee or any secondary committee shall serve for such period as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time reassume all administrative powers and authority delegated under the Plan to any secondary committee appointed by the Board.

   B. The Plan Administrator shall, within the scope of its administrative authority under the Plan, have full power and discretion (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of each such program and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative authority under the Plan, shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option or stock issuance thereunder.





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   C.  Service on the Primary Committee or the secondary committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of either committee shall be liable for any act or omission made in good faith with respect to the Plan or any option granted or shares issued under the Plan.

   D. Administration of the Automatic Option Grant shall be self-executing in accordance with the express terms and conditions of Article Three, respectively, and no Plan Administrator shall exercise any discretionary functions with respect to the option grants made pursuant to such programs.

 V.  OPTION GRANTS AND STOCK ISSUANCES

   A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two and the Stock Issuance Program under Article Five are as follows:

     - officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

     - non-employee members of the board of directors of any parent or subsidiary corporations, provided such individuals do not concurrently serve as members of the Board; and

     - those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

   B. Non-employee Board members shall not be eligible to participate in the Discretionary Option Grant or Stock Issuance Program or in any other stock option, stock purchase, stock bonus or other stock plan of the Corporation (or its parent or subsidiary corporations). Such non- employee Board members shall be eligible to receive automatic option grants under Article Three; however, Mr. Carter shall on the Effective Date receive the option grant which the Board has authorized for him under Article Four in lieu of the initial automatic option grant provided under Article Three.

   C. The Plan Administrator shall have full authority to determine, (i) with respect to the option grants made under the Discretionary Option Grant Program, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each granted option is to become exercisable and the





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maximum term for which the option may remain outstanding and (ii), with respect to stock issuances under the Stock Issuance Program, which eligible individuals are to be selected for participation, the number of shares to be issued to each selected individual, the vesting schedule (if any) to be applicable to the issued shares and the consideration to be paid for such shares.

VI.  STOCK SUBJECT TO THE PLAN

   A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 7,600,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI.

   B. In no event may the aggregate number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances exceed 5,000,000 shares over the term of the Plan.

   C. Should one or more outstanding options under the Plan expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two), then the shares subject to the portion of each option not so exercised shall be available for subsequent issuance under the Plan. Shares subject to any option or portion thereof surrendered in accordance with the stock appreciation right provisions of the Plan and all share issuances under the Plan, whether or not the shares are subsequently repurchased by the Corporation pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent issuance under the Plan. In addition, should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan or the vesting of a share issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the share issuance, and not by the net number of shares of Common Stock actually issued to the holder of such option or share issuance.

   D. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the





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maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made per newly elected or continuing non-employee Board member under the Automatic Option Grant Program and (iv) the number and/or class of securities and price per share in effect under each option outstanding under the Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.





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                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I. TERMS AND CONDITIONS OF OPTIONS

   Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or Non-Statutory Options. Individuals who are not Employees may only be granted Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of Section II of this Article Two.

   A.  Exercise Price.

   1. The exercise price per share under this Article Two shall be fixed by the Plan Administrator in accordance with the following provisions:

     The exercise price per share of Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

     The exercise price per share of Common Stock subject to a Non-Statutory Option shall in no event be less than eighty-five percent (85%) of the Fair Market Value of such Common Stock on the grant date.

   2. The exercise price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Six and the instrument evidencing the grant, shall be payable in one of the alternative forms specified below:

  (i)  full payment in cash or check made payable to the Corporation's order,

  (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,

  (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order, or





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  (iv)  to the extent the option is exercised for vested shares, full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee shall provide concurrent irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation in connection with such purchase and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

   B. Term and Exercise of Options. Each option granted under this Article Two shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the instrument evidencing such option. No granted option shall, however, have a maximum term in excess of ten (10) years. During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

   C.  Termination of Service.

   1. Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph 7 below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

   2. Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. However, the right to exercise such option shall lapse upon the earlier of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Accordingly, upon the occurrence of the earlier event, the option shall terminate and cease to remain outstanding.

   3. Under no circumstances shall any such option be exercisable after the specified expiration date of the option term.

   4. During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the





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Optionee is vested at the time of his or her cessation of Service.  Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to remain outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to remain outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the Optionee is not otherwise vested.

   5. Should the Optionee's Service be terminated for Misconduct, all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to remain outstanding.

   6. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post- Service exercise period applicable under this Section I.C, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

   7. The Plan Administrator shall have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraphs 1 and 2 above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

   D. Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any option shares until such individual shall have exercised the option and paid the exercise price for the purchased shares.

   E. Repurchase Rights. The shares of Common Stock acquired under this Article Two may be subject to repurchase by the Corporation in accordance with the following provisions:

   1. The Plan Administrator shall have the discretion to grant options for unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding any unvested shares purchased under such options, then the Corporation shall have the right to repurchase any or all of those unvested shares at the exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate





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vesting schedule for the purchased shares) shall be established by the Plan
Administrator and set forth in the instrument evidencing such repurchase right.

   2. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued. However, to the extent any of the Corporation's repurchase rights with respect to the unvested shares held by an Optionee are assigned in the Corporate Transaction pursuant to clause (i) above, those repurchase rights shall subsequently terminate, and all the shares subject to the terminated rights shall immediately vest in full, upon the Involuntary Termination of the Optionee's Service (other than for Misconduct) within eighteen (18) months after the effective date of the Corporate Transaction.

   3. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

II.  INCENTIVE OPTIONS

   The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to such terms and conditions.

   A. Dollar Limitation. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then the option may nevertheless be exercised in that calendar year for the excess number of shares as a non- statutory option under the Federal tax laws.





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
   B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and the option term shall not exceed five (5) years measured from the grant date.

   Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Six shall apply to all Incentive Options granted hereunder.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for such Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent:
(i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. However, upon an Optionee's cessation of Service by reason of an Involuntary Termination (other than for Misconduct) within eighteen (18) months after a Corporate Transaction in which his or her outstanding options are assumed or replaced pursuant to clause (i) above, each such option shall automatically accelerate and become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. The option as so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

   B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.





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   C.  Each outstanding option under this Article Two that is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

   D. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

   E. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term or the surrender of such option in accordance with Section V of this Article Two.

   F. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   G. The portion of any Incentive Option accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain exercisable as an incentive stock option under the Federal tax laws only to the extent the dollar limitation of Section II of this Article Two is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a non-statutory option under the Federal tax laws.

IV.  CANCELLATION AND REGRANT OF OPTIONS

   The Primary Committee shall have the sole and exclusive authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under this Article Two and to grant in substitution new options under the Plan covering the same or different numbers of shares





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
of Common Stock but with an exercise price per share based upon the Fair Market Value of the Common Stock on the new grant date.

V. STOCK APPRECIATION RIGHTS

   A. One or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

   B. No such option surrender shall be effective unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section V may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

   C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five
(5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

   D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Primary Committee's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each such officer holding one or more options with such a limited stock appreciation right in effect for at least six
(6) months shall have the unconditional right (exercisable for a thirty
(30)-day period following such Hostile Take- Over) to surrender each such option to the Corporation, to the extent the option is at the time exercisable for fully vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take- Over Price of the vested shares of Common Stock at the time subject to each surrendered option (or surrendered portion of such option) over (ii) the aggregate exercise price payable for such vested shares. Such cash distribution shall be made within five (5) days following the option surrender date. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Any unsurrendered portion of the option shall





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
continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

   E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section V shall NOT be available for subsequent issuance under the Plan.





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
                                 ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

I. ELIGIBILITY

   A. Eligible Optionees. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three shall be limited to (i) those individuals who are serving as non-employee Board members on July 28, 1994 (other than Tommy H. Carter), (ii) those individuals who are first elected or appointed as non-employee Board members after July 28, 1994, whether through appointment by the Board or election by the Corporation's stockholders, and (iii) those individuals who continue to serve as non-employee Board members at one or more Annual Stockholder Meetings beginning with the 1995 Annual Meeting. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Article Three.

   B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program and the special option grant to be made to Mr. Carter under Article Four, non-employee Board members shall not be eligible to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Corporation (or its parent or subsidiaries).

II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

   A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

   1. Each individual serving as an Eligible Director on July 28, 1994 (other than Tommy H. Carter) shall automatically be granted on such date a Non-Statutory Option to purchase 75,000 shares of Common Stock upon the terms and conditions of this Article Three.

   2. Each individual who first becomes an Eligible Director after July 28, 1994, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a Non-Statutory Option to purchase 75,000 shares of Common Stock upon the terms and conditions of this Article Three.

   3. On the date of each Annual Stockholders Meeting held after the Effective Date, beginning with the 1995 Annual Meeting, each individual who is thereafter to continue to serve as an Eligible Director, whether or not such individual is standing for re-election as a Board member at that particular meeting, shall automatically be granted a Non-Statutory Option to purchase an additional 2,500 shares of Common Stock upon the





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
terms and conditions of this Article Three, provided such individual has served as a Board member for at least six (6) months.

   B. No Limitation. There shall be no limit on the number of such 2,500-share annual option grants any one Eligible Director may receive over his or her period of Board service. The number of shares for which the automatic option grants are to be made to newly elected or continuing Eligible Directors shall be subject to periodic adjustment pursuant to the applicable provisions of Section VI.E. of Article One.

   C. Exercise Price. The exercise price per share of Common Stock of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

   D. Payment. The exercise price shall be payable in one of the alternative forms specified in Section I.A.2 of Article Two. To the extent the option is exercised for any unvested shares, the Optionee must execute and deliver to the Corporation a stock purchase agreement for those unvested shares which provides the Corporation with the right to repurchase, at the exercise price paid per share, any unvested shares held by the Optionee at the time of cessation of Board service and which precludes the sale, transfer or other disposition of any shares purchased under the option, to the extent those shares are subject to the Corporation's repurchase right.

   E. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

   F. Exercisability/Vesting. Each automatic grant shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares in accordance with the applicable schedule below:

     - Each initial 75,000-share automatic grant shall vest, and the Corporation's repurchase right shall lapse, with respect to (i) twenty- five percent (25%) of the option shares upon the Optionee's completion of one (1) year of Board service measured from the automatic grant date and (ii) the balance of the option shares in equal successive monthly installments over the next thirty-six (36) months of continued Board service thereafter.

   - Each additional 2,500-share automatic grant shall vest, and the Corporation's repurchase right shall lapse, in a series of twelve (12) equal and successive monthly installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) month of Board service measured from the automatic grant date.





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   Vesting of the option shares shall be subject to acceleration as provided in
Section II.H.3 and Section III of this Article Three. In no event shall any additional option shares vest after the Optionee's cessation of Board service, except as otherwise provided pursuant to Section II.H.3 of this Article Three.

   G. Non-Transferability. During the lifetime of the Optionee, the automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable other than by transfer of the option effected by will or by the laws of descent and distribution following the Optionee's death.

   H.  Termination of Board Service.

   1. Should the Optionee cease to serve as a Board member for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six
(6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the option shares in which the Optionee is vested at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to remain outstanding, at the time of such cessation of Board service, with respect to any option shares in which the Optionee is not otherwise at that time vested under such option.

   2. Should the Optionee die within six (6) months after cessation of Board service, then any automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the option shares in which the Optionee is vested at the time of his or her cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. The right to exercise each such option shall lapse upon the expiration of the twelve
(12)-month period measured from the date of the Optionee's death.

   3. Should the Optionee die or become Permanently Disabled while serving as a Board member, then the shares of Common Stock at the time subject to each automatic option grant held by the Optionee shall immediately vest in full (and the Corporation's repurchase right with respect to such shares shall terminate), and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise such option for any or all of those vested shares of Common Stock.

   4. In no event shall any automatic grant under this Article Three remain exercisable after the expiration date of the ten (10)-year option term. Upon the expiration





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
of the applicable post-service exercise period under subparagraphs 1 through 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any option shares in which the Optionee was vested at the time of his or her cessation of Board service but for which such option was not otherwise exercised.

     I. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to that option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     J. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the form Automatic Stock Option Agreement attached as Exhibit A to the Plan.

III. CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

   A. In the event of any Corporate Transaction, the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Each such outstanding option shall be assumed by the successor corporation and remain fully exercisable until the expiration or sooner termination of the option term, whether or not the Optionee continues in Board service.

   B. In connection with any Change in Control of the Corporation, the shares of Common Stock at the time subject to each outstanding option under this Article Three but not otherwise vested shall automatically vest in full and the Corporation's repurchase right with respect to those shares shall terminate, so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. Each option shall remain so exercisable until the expiration or sooner termination of the option term, whether or not the Optionee continues in Board service.

   C. Upon the occurrence of a Hostile Take-Over, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each option held by him or her under this Article Three for a period of at least six (6) months. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the





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
surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. Neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection
with such option surrender and cash distribution.   The shares of Common Stock
subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent issuance under the Plan.

   D. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

   The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.





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                                  ARTICLE FOUR

                             INITIAL OPTION GRANTS


I. INITIAL OPTION GRANTS

   The Board hereby authorizes the grant of a Non-Statutory Option to each of the following individuals to purchase the number of shares of Common Stock specified below for him upon the terms and conditions of this Article Four. Each grant hereby authorized shall be made pursuant to the provisions of the Discretionary Option Grant Program and shall become effective (i) with respect to Tommy H. Carter, on July 28, 1994, provided that he continues in service with the Corporation until such date, (ii) with respect to Charles A. Laverty, on July 28, 1994, provided that he has not voluntarily terminated his employment with the Corporation, and (iii) with respect to James M. Sweeney, on July 28, 1994, provided that he continues in service with the Corporation until such date.

       Individual               Number of Option Shares
       ----------               -----------------------
   Tommy H. Carter                    94,500 shares

   Charles A. Laverty                100,000 shares

   James M. Sweeney                3,000,000 shares


II.  TERMS AND CONDITIONS OF INITIAL OPTION GRANTS

   A. Exercise Price. The exercise price per share of Common Stock subject to each option grant made pursuant to this Article Four shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the date of grant.

   B.  Option Term.  Each such option grant shall have a maximum term of ten
(10) years measured from the July 28, 1994 grant date.

   C. Exercisability. The option grant to Tommy Carter shall become exercisable for the shares of Common Stock subject to that grant in a series of successive equal annual installments upon Mr. Carter's completion of each year of Board service over the three (3)-year period measured from the July 28, 1994 grant date. The option grant to Charles A. Laverty shall be immediately exercisable for any or all of the option shares as fully-vested shares of Common Stock. The option grant to James M. Sweeney shall be immediately exercisable for any or all of the option shares. However, any shares purchased under such option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon Mr. Sweeney's cessation of Service prior to vesting in those shares. The option shall vest with respect to (i) twenty-five percent (25%) of the option shares upon Mr. Sweeney's completion of one
(1) year of Service measured from the Effective Date and (ii) the balance of the option shares in equal successive monthly installments over the next thirty-six (36) months of continued Service thereafter.





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   D.  Remaining Terms.  The remaining terms and conditions of the option grants to Messrs. Carter. Laverty and Sweeney shall be substantially the same as those in effect for all other option grants to be made under the Discretionary Option Grant Program and shall be as set forth in the Special Stock Option Agreements attached to the Plan as Exhibit B (for Mr. Carter), Exhibit C (for Mr. Laverty) and Exhibit D (for Mr. Sweeney). In the event the Plan is not approved by the stockholders of each of the Constituent Corporations prior to the Effective Date, the option grants authorized under this Article Four shall not become effective.





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
                                  ARTICLE FIVE

                             STOCK ISSUANCE PROGRAM


I. TERMS AND CONDITIONS OF STOCK ISSUANCES

   Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Five.

   A.  Consideration

   1. Newly Issued Shares shall be issued under the Stock Issuance Program for one or more of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

    (i)  full payment in cash or check made payable to the Corporation's order,

    (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator, or

    (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

   2. Newly Issued Shares may, in the absolute discretion of the Plan Administrator, be issued for consideration with a value less than one hundred percent (100%) of the Fair Market Value of such shares at the time of issuance, but in no event less than eighty-five percent (85%) of such Fair Market Value.

   3. Treasury Shares may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1 above) as the Plan Administrator may deem appropriate, whether such consideration is in an amount less than, equal to or greater than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance.





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   B.  Vesting Provisions

   1. The shares of Common Stock issued under the Stock Issuance Program (other than shares issued in lieu of salary) may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

  (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

  (ii)  the number of installments in which the shares are to vest,

  (iii) the interval or intervals (if any) which are to lapse between installments, and

  (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule,

shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

   2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued, subject to (i) the same vesting requirements applicable to the Participant's unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

   3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding





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purchase-money note of the Participant attributable to such surrendered shares.
The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status.

   4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non- attainment of the applicable performance objectives.

II.  CORPORATE TRANSACTION/CHANGE IN CONTROL

   A. Upon the occurrence of any Corporate Transaction, all unvested shares of Common Stock at the time outstanding under this Stock Issuance Program shall immediately vest in full and the Corporation's repurchase rights shall terminate, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed in the Issuance Agreement. However, to the extent any of the Corporation's repurchase rights with respect to the unvested shares held by a Participant are assigned in the Corporate Transaction pursuant to clause (i) above, those repurchase rights shall subsequently terminate, and all the shares subject to the terminated rights shall immediately vest in full, upon the Involuntary Termination of the Participant's Service (other than for Misconduct) within eighteen (18) months after the effective date of the Corporate Transaction.

   B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program, and the termination of the Corporation's repurchase rights with respect to those shares, at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

III. TRANSFER RESTRICTIONS/SHARE ESCROW

   A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the Corporation to be held until the Participant's





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interest in such shares (or other securities or assets) vests.  Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE SUBJECT TO
(I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) DATED ________________, 199__, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION."

   B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedures in effect under Section I.B.3 of this Article Five, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to the Participant's spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement.





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                                  ARTICLE SIX

                                 MISCELLANEOUS


I. LOANS OR INSTALLMENT PAYMENTS

   A. The Plan Administrator may, in its discretion, assist any Optionee or Participant, to the extent such Optionee or Participant is an Employee (including an Optionee or Participant who is an officer of the Corporation), in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal, state and local income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or (ii) permitting the Optionee or Participant to pay the exercise price or purchase price for the purchased shares in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the exercise or purchase price of the acquired shares (less the par value of such shares) plus any Federal, state and local income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

   B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

II.  AMENDMENT OF THE PLAN AND AWARDS

   A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, (i) no such amendment or modification shall adversely affect rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan, unless the Optionee or Participant consents to such amendment, and (ii) any amendment made to the Automatic Option Grant Program (or any options outstanding thereunder) shall be in compliance with the applicable limitations of Section IV of Article Three or Section III of Article Four. In addition, the Board may not, without the approval of the Corporation's stockholders, amend the Plan to (i) materially increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted to newly elected or continuing non-employee Board members under Article Three or the





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maximum number of shares for which any one individual participating in the Plan may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances in the aggregate over the term of the Plan, except for permissible adjustments under Section VI.E. of Article One, (ii) materially modify the eligibility requirements for plan participation or (iii) materially increase the benefits accruing to Optionees or Participants.

   B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program, which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant or Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then
(i) any unexercised excess options shall terminate and cease to be exercisable and (ii) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III. TAX WITHHOLDING

   A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or the direct issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income tax and employment tax withholding requirements.

   B. The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3), provide any or all holders of Non-Statutory Options (other than the options granted pursuant to Article Three or Article Four) or unvested shares under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Federal, state and local income and employment tax liabilities (the "Taxes") incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

   - Stock Withholding: The holder of the Non-Statutory Option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.





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   -   Stock Delivery:  The holder of the Non-Statutory Option or the unvested shares may be provided with the election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock already held by such individual (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (up to one hundred percent (100%)) specified by such holder.

IV.  EFFECTIVE DATE AND TERM OF PLAN

   A. The Plan was adopted by the board of directors of each Constituent Corporation prior to the Effective Date, subject to the approval of the stockholders of each Constituent Corporation at the special stockholders meeting separately held by each such corporation on July 8, 1994. The initial automatic option grants under Article Four and the special option grants under Article Five are to be made on the Effective Date, and the initial discretionary option grants under Article Two and share issuances under Article Five may also be made on the Effective Date.

   B.  The Plan shall terminate upon the earlier of (i) December 31, 2003 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise of options or stock appreciation rights granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

V. USE OF PROCEEDS

   Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.

VI.  REGULATORY APPROVALS

   A. The implementation of the Plan, the granting of any option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the Common Stock issued pursuant to it.

   B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of





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
the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which the Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

   Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the Service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's Service at any time and for any reason, with or without cause.





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
                                   EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT





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                                   EXHIBIT B


                             STOCK OPTION AGREEMENT
                              FOR TOMMY H. CARTER





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                                   EXHIBIT C


                             STOCK OPTION AGREEMENT
                             FOR CHARLES A. LAVERTY





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                                   EXHIBIT D

                             STOCK OPTION AGREEMENT
                              FOR JAMES M. SWEENEY





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